Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Krone Communications Business:

We have audited the accompanying combined balance sheet of Krone International Holding Inc. and Krone Digital Communications Inc. and their consolidated subsidiaries (collectively, the “Krone Communications Business” and both indirect wholly-owned subsidiaries of GenTek Inc. ) as of December 31, 2003 (Successor balance sheet), and the related combined statements of operations, changes in equity (deficit) and cash flows for the period from November 11, 2003 to December 31, 2003 (Successor operations), and for the period from January 1, 2003 to November 10, 2003 (Predecessor operations). These financial statements are the responsibility of the Krone Communications Business’ management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the to the financial statements, on October 7, 2003, the Bankruptcy Court entered an order confirming the Plan of Reorganization of GenTek Inc., the parent company of the Krone Communications Business, which became effective after the close of business on November 10, 2003. Accordingly, the accompanying financial statements have been prepared in conformity with AICPA Statement of Position 90-7, “Financial Reporting by Entities In Reorganization Under The Bankruptcy Code,” for the Successor as a new entity with assets, liabilities, and a capital structure having carrying values not comparable with prior periods as described in Note 1.

In our opinion, the Successor financial statements present fairly, in all material respects, the financial position of the Krone Communications Business as of December 31, 2003, and the results of their operations and their cash flows for the period from November 11, 2003 to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the Predecessor financial statements referred to above present fairly, in all material respects, the results of their operations and their cash flows for the period from January 1, 2003 to November 10, 2003, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Parsippany, New Jersey
August 11, 2004

KRONE COMMUNICATIONS BUSINESS

COMBINED STATEMENTS OF OPERATIONS

(In thousands)

	Successor	Predecessor
	Period Ended December 31, 2003	Period Ended November 10, 2003
Net revenues	$46,802	$269,565
Cost of sales	33,769	190,333
Selling, general and administrative expense	11,811	68,523
Restructuring and impairment charges	754	4,344
Operating profit (loss)	468	6,365
Interest expense (Includes related party amounts of $2,296 and $13,862, respectively)	2,529	14,599
Interest income	137	650
Reorganization items	—	4,288
Other (income), net	1,104	1,754
Income (loss) before income taxes	(3,028)	(13,626)
Income tax provision (benefit)	202	639
Net income (loss)	$(3,230)	$(14,265)

See the accompanying notes to the combined financial statements.

KRONE COMMUNICATIONS BUSINESS

COMBINED BALANCE SHEETS

(In thousands)

Successor
December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$33,329
Receivables, net	60,254
Inventories	40,563
Deferred income taxes	2,195
Other current assets	6,487
Total current assets	142,828
Property, plant and equipment, net	62,050
Deferred income taxes	52,647
Other assets	1,043
Total assets	$258,568

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$23,447
Accrued liabilities	47,966
Current portion of long-term debt (Includes related party debt of $7,557)	19,771
Total current liabilities	91,184
Long-term debt (Includes related party debt of $195,699)	196,111
Pension and postretirement obligations	59,442
Other liabilities	29,884
Total liabilities	376,621
Equity (deficit):
Group equity (deficit)	(119,842)
Accumulated other comprehensive income	1,789
Total equity (deficit)	(118,053)
Total liabilities and equity (deficit)	$258,568

See the accompanying notes to the combined financial statements.

KRONE COMMUNICATIONS BUSINESS

COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

	Successor	Predecessor
	Period Ended December 31, 2003	Period Ended November 10, 2003

Cash flows from operating activities:
Net income (loss)	$(3,230)	$(14,265)
Adjustments to reconcile net income (loss) to net cash provided by (used for)operating activities:
Depreciation and amortization	2,293	11,223
Asset impairment and write-down charges	—	201
Reorganization items	—	4,288
Net (gain) loss on disposition of long-term assets	254	(40)
Increase (decrease) in receivables	11,315	(2,497)
Decrease in inventories	2,906	4,006
Decrease in accounts payable	(150)	(3,380)
Increase (decrease) in accrued liabilities	(8,860)	3,546
Decrease in other liabilities and assets, net	(4,743)	(8,568)
Net cash provided by operating activities	(215)	(5,486)
Cash flows from investing activities:
Capital expenditures	(2,624)	(4,733)
Proceeds from sales or disposals of long-term assets	13	214
Other investing activities	—	11
Net cash used for investing activities	(2,611)	(4,508)
Cash flows from financing activities:
Repayment of long-term debt	(5,008)	(387)
Net transactions with parent	2,397	17,178
Net cash provided by (used for) financing activities	(2,611)	16,791
Effect of exchange rate changes on cash	1,783	2,749
Increase (decrease) in cash and cash equivalents	(3,654)	9,546
Cash and cash equivalents at beginning of period	36,983	27,437
Cash and cash equivalents at end of period	$33,329	$36,983
Supplemental information:
Cash paid for income taxes	$1,027	$3,984
Cash paid for interest	$146	$779

See the accompanying notes to the combined financial statements.

KRONE COMMUNICATIONS BUSINESS

COMBINED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

(In thousands)

	Group Equity (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total

Predecessor
Balance at January 1, 2003	$(109,481)	$(5,390)	$(114,871)
Components of comprehensive loss:
Net loss	(14,265)	—	(14,265)
Foreign currency translation adjustments	—	3,533	3,533
Comprehensive loss			(10,732)
Capital contribution	4,381	—	4,381
Fresh start adjustments	(1,857)	1,857	—
Balance at November 10, 2003	(121,222)	—	(121,222)

Successor
Components of comprehensive loss:
Net loss	(3,230)	—	(3,230)
Foreign currency translation adjustments	—	1,789	1,789
Comprehensive loss			(1,441)
Capital contribution	4,610	—	4,610
Balance at December 31, 2003	$(119,842)	$1,789	$(118,053)

See the accompanying notes to the combined financial statements.

KRONE COMMUNICATIONS BUSINESS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Dollars in thousands)

Note 1 – Basis of Presentation

These combined financial statements include the results of Krone International Holding Inc. and Krone Digital Communications Inc. (together, the “Companies”) along with their consolidated subsidiaries (collectively, the “Krone Communications Business”).  During the periods presented in the accompanying financial statements, both of the Companies were indirect wholly-owned subsidiaries of GenTek, Inc. (“GenTek”).  The Krone Communications Business is a global provider of products, systems and services to the global markets for telecommunications and data networking equipment and services, and in particular, the public telecom and private enterprise network markets.

On October 11, 2002, GenTek and 31 of its direct and indirect subsidiaries, including the Companies (collectively, the “Debtors”), filed voluntary petitions for reorganization relief (the “Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Debtors’ cases were jointly administered as Case No. 02-12986 (MFW).

As a result of the Filing, an automatic stay was imposed against efforts by claimants to collect amounts due or to proceed against property of the Debtors.  During the Chapter 11 case, the Debtors operated their respective businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.  As such, they were permitted to engage in ordinary course of business transactions without prior approval of the Bankruptcy Court.  Transactions outside of the ordinary course of business, including certain sales of assets and certain requests for additional financings, were subject to approval by the Bankruptcy Court.

The Debtors filed for relief under Chapter 11 as a result of GenTek’s inability to obtain an amendment to its pre-petition senior credit facility.  The protection afforded by Chapter 11 allowed the Debtors to continue to serve their customers and preserve the value of their businesses, while they reorganized and worked to develop and implement a strategic plan to deleverage GenTek’s balance sheet and create an improved long-term capital structure.

As a result of the Filing, pending pre-petition litigation and claims against the Debtors were stayed automatically in accordance with Section 362 of the Bankruptcy Code and no party was able to take any action to seek payment on its pre-petition claims or to proceed against property of the Debtors’ estates except pursuant to further order of the Bankruptcy Court.

As a general rule, all of the Debtors’ contracts and leases continued in effect in accordance with their terms notwithstanding the Filing, unless otherwise ordered by the Bankruptcy Court.  The Bankruptcy Code provided the Debtors with the opportunity to reject any executory contracts or unexpired leases that were burdensome or assume any contracts or leases that were favorable or otherwise necessary to their business operations.  In the event of a rejection of an executory contract or unexpired lease by the Debtors, the affected parties were provided a period of time within which to file rejection damage claims, which were considered to be pre-petition general unsecured claims.  As a condition to assumption of an executory contract or unexpired lease, the Debtors were required to cure defaults under such agreements, including, without limitation, payment of any amounts due and owing.

Certain executory contracts and unexpired leases were rejected by the Debtors during the course of the bankruptcy proceedings.

On June 30, 2003, the Debtors filed with the Court their first proposed joint plan of reorganization, together with the related disclosure statement.  Subsequently, on August 21, 2003, the Debtors filed with the Court their second proposed joint plan of reorganization (the “Second Proposed Plan of Reorganization”), together with the related disclosure statement (the “Second Proposed Disclosure Statement”).  A hearing to consider the adequacy of the Second Proposed Disclosure Statement was held on August 25, 2003.  At the hearing, the Debtors announced additional revisions to the Second Proposed Plan of Reorganization (as modified, the “Plan of Reorganization”) and the Second Proposed Disclosure Statement (as modified, the “Disclosure Statement”) and agreed to work with certain parties in interest to resolve remaining issues as to the adequacy of the Disclosure Statement.  Upon certification of counsel as to the resolution of such issues, the Court, on August 27, 2003, entered an order approving the Disclosure Statement, as revised, and authorizing the Company to begin soliciting votes with respect to the Plan of Reorganization, as revised, from those of its creditors who were entitled to vote.  On August 28, 2003, the Debtors filed a revised version of the Plan of Reorganization (the “Final Plan of Reorganization”) and a revised version of the Disclosure Statement, each reflecting the additional revisions announced at the hearing on August 25, 2003 and those subsequently made in resolution of the remaining issues.

The solicitation process commenced on September 3, 2003, when the Debtors mailed the solicitation packages, and concluded on September 30, 2003.  The Final Plan of Reorganization was accepted by all but one of the voting classes.  On October 3, 2003, the Debtors filed a first modification to the Final Plan of Reorganization (the “Modification”).  The confirmation hearing was subsequently held on October 7, 2003, and the Bankruptcy Court on that date entered an order confirming the Final Plan of Reorganization, as modified on October 3, 2003 (the Final Plan of Reorganization as so modified and confirmed, the “Confirmed Plan”).  The Confirmed Plan became effective in accordance with its terms on November 10, 2003.

The combined financial statements have been prepared in accordance with Statement of Position 90-7 (“SOP 90-7”), “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code,” and on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business.  In connection with its emergence from bankruptcy on November 10, 2003, GenTek, and therefore, the Companies have adopted fresh-start reporting in accordance with SOP 90-7.  Accordingly, the post-emergence financial statements (“Successor”) are not comparable with the pre-emergence financial statements (“Predecessor”).  All references to the period ended November 10, 2003 refer to the period from January 1, 2003 to November 10, 2003 and all references to the period ended December 31, 2003 refer to the period November 11, 2003 to December 31, 2003.

Pursuant to the Bankruptcy Code, schedules were filed by the Debtors with the Bankruptcy Court setting forth the assets and liabilities of the Debtors as of the date of Filing.  A bar date of April 14, 2003 was set for the filing of proofs of claim against the Debtors.  Differences between amounts recorded by the Debtors and claims filed by creditors have been investigated and will be resolved as part of the proceedings in the Chapter 11 cases.  That process is continuing after the Effective Date.  Accordingly, the ultimate number and allowed amount of such claims are not presently known but the recovery terms of each such allowed claim is set forth in the Confirmed Plan.

Note 2 – Summary of Significant Accounting Policies

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The combined financial statements include the accounts of the Companies and all of their majority owned subsidiaries.  Intercompany balances and transactions are eliminated in consolidation. Costs for certain members of the management of the Krone Communications Business were borne by GenTek.  These costs, which totaled $723 and $2,695 for the periods ending December 31, 2003 and November 10, 2003, respectively, have been charged to the Krone Communications Business.  In addition, the Krone Communications Business is included in GenTek’s insurance policies.  The Krone Communications Business ratable share of the premiums for these policies, totaling $138 and $965 for the periods ending December 31, 2003 and November 10, 2003, respectively, have been charged to the Krone Communications Business.  In the opinion of management, the accompanying combined financial statements reflect all costs of doing business for the Krone Communications Business.

All highly liquid instruments purchased with a maturity of three months or less are considered to be cash equivalents.

Inventories are valued at the lower of cost or market, using the first-in, first-out (“FIFO”) or average-cost method.  Production inventory costs include material, labor and factory overhead.

Property, plant and equipment are carried at cost and are depreciated principally using the straight-line method.  Estimated lives range from five to 35 years for buildings and leasehold improvements and 3 to 15 years for machinery and equipment.

Long-lived assets are reviewed for impairment whenever events and circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by comparing the carrying amount of these assets against the estimated undiscounted future cash flows to be generated by the assets.  At the time such evaluations indicate that the future cash flows are not sufficient to recover the carrying value of such assets, the carrying values are adjusted to their fair values, which have been determined on a discounted cash flow basis.  Assets to be disposed of are reported at the lower of their carrying amount or fair value less costs to sell.

Accruals for product warranties are estimated based upon historical warranty experience and are recorded at the time revenue is recognized.

Accruals for environmental liabilities are recorded based on current interpretations of environmental laws and regulations when it is probable that a liability has been incurred and the amount of such a liability can be reasonably estimated.

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is reasonably assured.  Revenue is recognized from product sales when title and risk of loss has passed to the customer consistent with the related shipping terms, generally at the time products are shipped.  Provisions for estimated sales returns and other allowances are recorded as a reduction of revenue at the time of revenue recognition.

Certain members of management of the Krone Communications Business participate in GenTek’s stock-based employee compensation plans.  Compensation cost for stock-based employee compensation is recognized using the intrinsic value method.  If the fair value based method had been used to recognize stock based employee compensation, the effect on net income (loss) would be deminimus.  There were no stock-based grants made during 2003.

Research and development costs are expensed as incurred and are included in selling, general and administrative expenses.  Research and development costs for the periods ended December 31, 2003 and November 10, 2003 were $1,353 and $5,275, respectively.

Income taxes are accounted for under the asset and liability method.  Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets if it is more likely than not that such assets will not be realized.

The Companies do not hold or issue financial instruments for trading purposes.

Accumulated other comprehensive income is comprised of foreign currency translation adjustments.

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities (“VIE”s)” (“FIN 46”). This interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” addresses when a company should include in its financial statements the assets and liabilities of unconsolidated VIEs.  FIN 46 was effective for VIEs created or acquired after January 31, 2003.  The Companies are not party to any arrangements with VIEs and thus the adoption of this statement did not have a material impact on the combined financial statements.  In December 2003, the FASB completed deliberations of proposed modifications to FIN 46 (“Revised Interpretations”) resulting in multiple effective dates based on the nature as well as the creation date of the VIE. The adoption of the Revised Interpretation did not have a material effect on the combined financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The Statement is effective for financial instruments entered into or modified after May 31, 2003. It applies in the first interim period beginning after June 15, 2003, to entities with financial instruments acquired before May 31, 2003.  The adoption of this statement did not have a material impact on the combined financial statements.

In December 2003, the FASB issued SFAS No. 132 (revised 2003), “Employers’ Disclosures about Pensions and Other Postretirement Benefits.” This Statement retains the disclosure requirements contained in the original FASB Statement No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits”, which it replaces and requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. It does not change the measurement of recognition of those plans required by FASB Statements No. 87, “Employers’ Accounting for Pensions”, No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits”, and No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions”. The Statement is effective for annual and interim periods with fiscal years ending after December 15, 2003. The disclosure provisions of this statement have been adopted for the period ended December 31, 2003.

In January 2004, the FASB issued Staff Position No. FAS 106-1, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003” (FSP). The act, signed into law in December 2003, introduces a prescription drug benefit under Medicare as well as a federal subsidy, under certain conditions, to sponsors of retiree health care benefit plans. Presently, authoritative guidance on the accounting for the subsidy has not been issued. The Companies have elected a one-time deferral of the accounting for the effects of the act, as permitted by the FSP.

Note 3 – Fresh-Start Reporting, Reorganization Items and Liabilities Subject to Compromise

The Debtors’ emergence from bankruptcy proceedings on November 10, 2003 resulted in a new reporting entity and adoption of fresh-start reporting as of that date in accordance with SOP 90-7. Accordingly, assets have been stated at fair value, liabilities have been recorded at the present value of amounts estimated to be paid.  GenTek’s accumulated deficit has been eliminated and new debt and equity securities have been recorded in accordance with distributions pursuant to the Confirmed Plan.  In addition, all accounting principles required to be adopted within the next twelve months following the adoption of fresh-start reporting were adopted as of November 10, 2003.  Adjustments to the Companies’ assets and liabilities to fair value were based upon GenTek’s reorganization value of $550,000 as included in the Confirmed Plan and as approved by the Bankruptcy Court.  In determining the reorganization value, GenTek (and its financial advisors) considered several matters, including the following:  (i) certain recent historical financial information of GenTek, (ii) GenTek’s overall business plan, including long-term risks and opportunities, (iii) certain financial projections prepared by GenTek and the assumptions underlying them, (iv) the market value of publicly traded companies that are reasonably comparable to GenTek, (v) the purchase price paid in acquisitions of comparable companies and (vi) certain additional economic and industry conditions.  Sensitive assumptions included in the foregoing determination about which there is a reasonable possibility of the occurrence of a variation that would have significantly affected measurement of reorganization value included projected future cash flows and growth rates, estimates of the effects of execution of GenTek’s business plan, selection of companies deemed to be comparable to GenTek, and assumptions regarding underlying economic and industry conditions.

As a result of the adoption of fresh-start reporting, the Companies’ post-emergence financial statements are not comparable with its pre-emergence financial statements.  The following table reflects the implementation of the Confirmed Plan as it relates to the Krone Communications Business and the adjustments recorded to the Companies’ assets and liabilities to reflect the implementation of the Confirmed Plan and the adjustments of such assets and liabilities to fair value at November 10, 2003.

Condensed Balance Sheet

	Predecessor(1)	Debt Discharge(2)	Fresh-Start Adjustments(3)	Successor
Current assets:
Cash and cash equivalents	$36,983	$—	$—	$36,983
Receivables, net	65,114	—	—	65,114
Inventories	39,190	—	2,160	41,350
Other current assets	7,415	—	—	7,415
Total current assets	148,702	—	2,160	150,862
Property, plant and equipment, net	67,340	—	(10,023)	57,317
Other assets	51,371	—	(665)	50,706
Total assets	$267,413	$—	$(8,528)	$258,885

Current liabilities:
Accounts payable	$20,858	$—	$—	$20,858
Accrued liabilities	58,222	352	—	58,574
Current portion of long-term debt	15,950	—	—	15,950
Total current liabilities	95,030	352	—	95,382
Long-term debt	200,129	—	—	200,129
Liabilities subject to compromise	3,852	(3,852)	—	—
Other liabilities	85,160	—	(564)	84,596
Total liabilities	384,171	(3,500)	(564)	380,107
Equity (deficit)	(116,758)	3,500	(7,964)	(121,222)
Total liabilities and equity (deficit)	$267,413	$—	$(8,528)	$258,885

(1)             Represents the combined balance sheet of the Krone Communications Business at November 10, 2003, prior to emergence from bankruptcy.

(2)             Reflects the discharge of liabilities subject to compromise in accordance with the Confirmed Plan.

(3)             Reflects adjustments to record assets and liabilities at fair value as of Effective Date. Significant adjustments include those to record property, plant, and equipment of $(10,023), intangible assets of $(665) and pension and postretirement liabilities of $(564) at fair value.  Additionally, adjustments include those to reflect inventory at fair value less cost to dispose totaling $2,160.

Reorganization items in the consolidated statements of operations consists of the following:

Period Ended November 10, 2003
Settlement of pre-petition liabilities	$(176)
Gain on debt discharge	(3,500)
Fresh-start accounting adjustments	7,964
$4,288

Note 4 – Special Charges

Restructuring Charges

Restructuring actions during 2003 consist of exiting a facility and a workforce reduction.  The Krone Communications Business expects to substantially complete implementation of these restructuring actions by the second quarter of 2004.  The following tables summarize the expected costs and accruals for these restructuring actions:

	Employee Termination Costs	Facility Exit Costs

Total costs expected to be incurred	$5,107	$97

Provisions	$5,078	$22
Amounts paid	(14)	(13)
Balance at December 31, 2003	$5,064	$9

Restructuring programs initiated in prior years have been completed.  The following tables summarize the liabilities for restructuring programs initiated in prior years:

	Employee Termination Costs	Facility Exit Costs
Balance at December 31, 2002	11,745	181
Adjustments	(163)	(40)
Amounts paid	(10,676)	(141)
Balance at December 31, 2003	$906	$—

Impairment Charges

During 2003, a plan was announced to close a facility in Santiago, Chile.  Accordingly, the long-lived assets at this facility were assessed for impairment.  Based on the results of this assessment, a non-cash impairment charge of $201 was recorded to reduce the carrying value of the fixed assets at this facility to fair value, which was determined based on a number of factors, including an analysis of market transactions for similar assets.

Note 5 – Income Taxes

The Companies and certain of their subsidiaries are included in the consolidated U.S. federal income tax return of GenTek.  The Krone Communications Business computes the U.S. portion of its tax provision as though it were a stand alone tax payer.  There are no tax payable balances due to GenTek since all current payable balances are transferred to GenTek.

Income before income taxes is as follows:

	Successor Company	Predecessor Company
	Period Ended December 31, 2003	Period Ended November 10, 2003

United States	$19	$(39,536)
Foreign	(3,047)	25,910
Total	$(3,028)	$(13,626)

The components of the income tax provision (benefit) are as follows:

	Successor Company	Predecessor Company
	Period Ended December 31, 2003	Period Ended November 10, 2003

United States:
Current	$—	$—
Deferred	—	—
Foreign:
Current	112	4,163
Deferred	90	(3,524)
State:
Current	—	—
Deferred	—	—
Total	$202	$639

A summary of the components of deferred tax assets and liabilities is as follows:

Successor Company
December 31, 2003
Net operating loss carry forwards	$10,759
Postretirement benefits	5,935
Nondeductible accruals	19,404
Carryover tax basis in goodwill	20,550
Property, plant and equipment	17,050
Inventory	4,612
Foreign operations	8,430
Other	1,389
Deferred tax assets	88,129
Valuation allowance	33,489
Net deferred tax assets	$54,640

At December 31, 2003, the Krone Communications Business had deferred tax assets of $8,430 related to foreign tax credits, for which a full valuation allowance had been provided.  Net operating loss carryforwards in the United States expire 2003 through 2017.  Net operating loss carryforwards in Germany do not expire. During 2002, the Krone Communications Business revised its projection of domestic taxable income. These estimates projected significantly lower domestic taxable income than previous projections, principally due to the downturn in the global communications market.  As a result of lower projected domestic taxable income and the evaluation of potential tax planning strategies, the Krone Communications Business concluded that it was more likely than not that it would not be able to realize its domestic net deferred tax assets.  Accordingly, during 2002 the Krone Communications Business recorded a valuation allowance effectively reducing the carrying value of its domestic net deferred tax assets to zero.  On November 10, 2003, GenTek and the Companies emerged from Chapter 11, and recorded a charge of $7,517 in tax expense reflecting the reduction in tax basis of assets as required by the Internal Revenue Code.  Such tax expense was completely offset by a corresponding change in the valuation allowance.  The Krone Communications Business will continue to monitor the likelihood of realizing its net deferred tax assets and future adjustments to the deferred tax asset valuation allowances will be recorded as necessary.

The difference between effective income tax rate and the United States statutory rate is reconciled below:

	Successor Company	Predecessor Company
	Period Ended December 31, 2003	Period Ended November 10, 2003

Taxes at the U.S. statutory rate	$(1,060)	$(4,769)
Tax effect of foreign operations	513	1,347
Valuation allowance	749	(1,238)
Impact of attribute reduction	—	6,292
Fresh Start adjustments	—	(993)
Total	$202	$639

Note 6 – Pension Plans and Other Postretirement Benefits

A subsidiary of Krone International Holding Inc. maintains a defined benefit pension plan covering certain employees in Germany.

The Krone Communications Business also sponsor several defined contribution pension plans covering certain employees in Hong Kong and the United States.  Contributions are based upon a formula utilizing an employee’s credited service and average annual salary.  Vesting requirements are from two to five years.  The cost to provide this benefit was $107 and $269 for the periods ended December 31, 2003 and November 10, 2003, respectively.

Krone Digital Communications Inc. also maintains a plan providing postretirement benefits other than pensions covering certain hourly and salaried employees in the United States.  The Companies fund these benefits on a pay-as-you-go basis.

	Pension Benefits		Other Postretirement Benefits
	Successor	Predecessor	Successor	Predecessor
	Period Ended December 31, 2003	Period Ended November 10, 2003	Period Ended December 31, 2003	Period Ended November 10, 2003

Components of net periodic benefit cost:
Service cost	$65	$326	$3	$12
Interest cost	481	2,406	6	22
Net periodic benefit cost	$546	$2,732	$9	$34

	Pension Benefits	Other Postretirement Benefits
	December 31, 2003
Change in benefit obligation:
Benefit obligation at prior measurement date	$47,858	$396
Service cost	391	15
Interest cost	2,887	27
Actuarial loss	714	117
Foreign currency translation	9,694	—
Benefits paid	(3,083)	—
Benefit obligation at measurement date	$58,461	$555
Change in plan assets:
Fair value of assets at prior measurement date	$—	$—
Employer contributions	3,083	—
Benefits paid	(3,083)	—
Fair value of assets at measurement date	$—	$—
Reconciliation of funded status:
Funded status	$(58,461)	$(555)
Unrecognized net gain	—	(7)
Net amount recognized	$(58,461)	$(562)

The health care cost trend rate used in accounting for the medical plan was 11 percent in 2003 (decreasing to 6 percent in the year 2009 and beyond).  A one percent increase in the health care trend rate would increase the accumulated postretirement benefit obligation by $139 at year-end 2003 and the net periodic cost by $13 for the year.  A one percent decrease in the health care trend rate would decrease the accumulated postretirement benefit obligation by $146 at year-end 2003 and the net periodic cost by $13 for the year.

The accumulated benefit obligations for the defined benefit plans were $57,820 at December 31, 2003.  For pension plans included above with aggregate benefit obligations and accumulated benefit obligations in excess of plan assets, at December 31, 2003, the projected benefit obligations were $58,461, and the accumulated benefit obligations were $57,820.

The weighted-average assumption used to determine benefit obligations for the plans were:

2003
Discount rate	5¾	%

The weighted-average assumption used to determine net periodic benefit cost for the plans were:

2003
Discount rate	5¾	%

Note 7– Commitments and Contingencies

Future minimum rental payments for operating leases (primarily for transportation equipment, offices and warehouses) having initial or remaining noncancellable lease terms in excess of one year as of December 31, 2003 are as follows:

Years Ending December 31,
2004	$3,652
2005	1,979
2006	1,582
2007	1,238
2008	377
thereafter	540
$9,368

Rental expense for the periods ended December 31, 2003 and November 10, 2003 was $885 and $4,494, respectively.

Product Warranties

Accruals for product warranties are estimated based upon historical warranty experience and are recorded at the time revenue is recognized.  Activity in the aggregate product warranty liability is summarized as follows:

2003
Balance at January 1, 2003	$5,371
Accruals	675
Payments	(745)
Adjustments and other	(414)
Balance at December 31, 2003	$4,887

Contingencies

The Krone Communications Business is involved in various claims, litigation, administrative proceedings and investigations. Although the amount of any ultimate liability which could arise with respect to these matters cannot be accurately predicted, it is the opinion of management, based upon currently available information, that any such liability will have no material adverse effect on the combined financial condition, results of operations or cash flows of the Krone Communications Business.

Guarantees

The Companies and their U.S. subsidiaries have guaranteed borrowings under GenTek’s senior term loan agreement, which totaled $250,000 at December 31, 2003, and borrowings under GenTek’s revolving credit facility, which had no amounts outstanding at December 31, 2003.  During May 2004, GenTek’s senior term debt was repaid and the guarantees made by the Companies and their U.S. subsidiaries for the revolving credit facility were released.

Note 8 – Additional Financial Information

Successor
December 31, 2003
Receivables
Trade	$65,477
Other	3,223
Allowance for doubtful accounts	(8,446)
$60,254

Successor
December 31, 2003
Inventories
Raw materials	$13,453
Work in process	9,613
Finished products	17,076
Supplies and containers	421
$40,563

Successor
December 31, 2003
Property, Plant and Equipment
Land and improvements	$7,326
Machinery and equipment	42,862
Buildings and leasehold improvements	9,651
Construction in progress	4,474
64,313
Less: accumulated depreciation and amortization	2,263
$62,050

Successor
December 31, 2003
Accrued Liabilities
Wages, salaries and benefits	$10,118
Pension obligations	228
Employee termination costs	5,974
Taxes, other than income taxes	814
Other	30,832
$47,966

Note 9 – Long-Term Debt

		Successor
	Maturities	December 31, 2003
Third party debt – floating rates	2004-2006	$12,626
Related party note – 9.9%	2004	7,557
Related party note – prime plus 0.25%	2006	45,164
Related party note – LIBOR plus 2.75%	2007	9,500
Related party note – 11%	2009	141,035
Total debt		215,882
Less: current portion		19,771
Net long-term debt		$196,111

Related party notes are payable to other subsidiaries of GenTek, and are unsecured.  Aggregate maturities of long term debt are as follows:  2004, $19,771; 2005, $275; 2006, $45,301; 2007, $9,500; 2008, $0; thereafter, $141,035.

Note 10 – Fair Value of Financial Instruments

The fair values of cash and cash equivalents, receivables and payables approximate their carrying values due to the short-term nature of the instruments.  The fair value of third party long-term debt approximates its carrying value due to the variable interest rate features of the debt instruments.  It is not practicable to estimate the fair value of the remaining debt instruments because of their related-party nature.  The terms of the notes are summarized in Note 9. Such notes were paid off at face value in the sale of the Krone Communications Business as discussed in Note 12.

Note 11 – Geographic Information

The Krone Communications Business operates in one business segment and is a global provider of products, systems and services, including copper and fiber-optic cabling and connection products, for local and wide area data and communications networks.

Geographic area information is summarized as follows:

	External Revenues(1)		Long-Lived Assets(2)
	Successor	Predecessor	Successor
	Period Ended December 31, 2003	Period Ended November 10, 2003	December 31, 2003
United States	$7,897	$45,463	$19,002
Germany	10,002	57,583	24,258
Australia	3,812	21,948	7,155
United Kingdom	4,163	23,966	7,250
Other Foreign	20,928	120,605	5,429
Consolidated	$46,802	$269,565	$63,094

(1)          Revenues are attributed to geographic areas based on the locations of customers.

(2)          Represents all non-current assets except deferred tax assets and financial instruments.

Note 12 – Subsequent Event

On May 18, 2004, GenTek sold its Krone Communications Business to ADC Telecommunications, Inc.